Exhibit 99.1

FORM OF PROXY CARD

RELATIVITY ACQUISITION CORP.

PROXY FOR THE GENERAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED BY
THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the General Meeting of Shareholders to be Held on December 8, 2025.

The undersigned hereby appoints Tarek Tabsh as proxy of the undersigned to attend the extraordinary meeting of Shareholders (the “Meeting”) of Relativity Acquisition Corp. (the “Company”), to be held virtually at https://loeb.zoom.us/j/92787259752?pwd=VJ4J1HCvVSJbhjhneNw37swIfTRUAY.1 as described in the Proxy Statement on December 8, 2025 at 10:00 Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of General Meeting, dated November 15, 2025 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.	The Business Combination Proposal — To consider and vote upon a proposal to adopt and approve the business combination agreement, dated as of February 28, 2025 (as amended and restated on October 22, 2025, and as may be further amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among (i) Relativity Acquisition Corp., a Delaware corporation (together with its successors, “Relativity” or “Purchaser”), (ii) Relativity Holdings Inc., a Cayman Islands company (“Pubco”), (iii) Relativity Purchaser Merger Sub II Inc., a company to be formed in the Cayman Islands and a wholly owned subsidiary of Pubco (the “Merger Sub” and the Merger Sub, collectively with the Purchaser and Pubco, the “Purchaser Parties”), (iv) Instinct Bio Technical Company Inc., a Cayman Islands exempted company (an “Operating Company” and “Target Company”) and its shareholders whose details will be identified and provided by the Target Company prior to Closing (“Sellers”), (vi) Tomoki Nagano (“Founder”), (vii) Relativity Acquisition Sponsor, LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the stockholders of Pubco (other than the Sellers) in accordance with the terms and conditions of the Business Combination Agreement (the “Purchaser Representative”), and (viii) Tomoki Nagano in the capacity as the representative from and after the date hereof for the Sellers in accordance with the terms and conditions of the Business Combination Agreement (the “Seller Representative”), pursuant to which Relativity and the Operating Company will become wholly-owned subsidiaries of Pubco.

	For ☐	Against ☐	Abstain ☐

2.	The Redemption Limitation Proposal — To consider and vote upon a proposal to amend the second amended and restated certificate of incorporation of Relativity, as amended (the “Current Charter”), to eliminate the requirement that Relativity, or any entity that succeeds Relativity as a public company, retain at least $5,000,001 of net tangible assets following the redemption of Public Shares (as defined below) in connection with the Business Combination and to authorize Relativity to redeem Public Shares in amounts that would cause Relativity’s net tangible assets to be less than $5,000,001.

	For ☐	Against ☐	Abstain ☐

3.	The Stockholders Adjournment Proposal — To consider and vote upon a proposal to adjourn the Stockholder Special Meeting to a later date or dates, if necessary or desirable, at the determination of Relativity’s board of directors.

	For ☐	Against ☐	Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE GENERAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE GENERAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

NOTWITHSTANDING THE ORDER IN WHICH PROPOSALS ARE SET OUT HEREIN, THE COMPANY MAY PUT THE PROPOSALS TO THE GENERAL MEETING IN SUCH ORDER AS IT MAY DETERMINE.

Dated: _________________
Signature of Shareholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your share certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a share certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the General Meeting (Circle one): Yes            No

Number of attendees: ————

PLEASE NOTE:

SHAREHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE GENERAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.